Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2011, relating to the financial statements of ALL Energy Corporation, formerly ALL Fuels & Energy Company (the “Company”) appearing in the Company’s 2010 Annual Report on Form 10-K.

/S/ Farmer, Fuqua & Huff, P.C.

Dallas, Texas

February 3, 2012